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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Metabolix, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 25, 2013

Dear Stockholder:

        You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Metabolix, Inc. to be held on Thursday, May 30, 2013, at 9:30 a.m., Eastern time, at Le Meridien Hotel located at 20 Sidney Street, Cambridge, MA 02139. Directions to Le Meridien Hotel can be found at http://ir.metabolix.com/index.cfm.

        At this Annual Meeting, you will be asked to elect three Class I Directors for three-year terms and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013. The Board of Directors unanimously recommends that you vote FOR election of the director nominees and FOR the ratification of the appointment of PricewaterhouseCoopers LLP.

        Details regarding the matters to be acted upon at this Annual Meeting appear in the accompanying proxy statement. Please give this material your careful attention.

        Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date and mail promptly the enclosed proxy which is being solicited on behalf of the Board of Directors so that your shares will be represented at the Annual Meeting. A return envelope which requires no postage if mailed in the United States is enclosed for that purpose. You need to vote in accordance with the instructions listed on the proxy card. If shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed voting instruction form for instructions. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

Very truly yours, RICHARD P. ENO President and Chief Executive Officer

METABOLIX, INC.

21 Erie Street
Cambridge, Massachusetts 02139
(617) 583-1700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2013

To the Stockholders of Metabolix, Inc.:

        The 2013 Annual Meeting of Stockholders of Metabolix, Inc., a Delaware corporation, will be held on Thursday, May 30, 2013, at 9:30 a.m., Eastern time, at Le Meridien Hotel located at 20 Sidney Street, Cambridge, MA 02139, for the following purposes:

  1.
  To elect three (3) Class I members, nominated by the Board of Directors, to the Board of Directors as directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013; and

  3.
  To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        Proposal 1 relates solely to the election of three (3) Class I members nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation the election of directors nominated by any stockholder of the Company.

        Only stockholders of record at the close of business on April 1, 2013, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, we urge you, whether or not you plan to attend the Annual Meeting, to complete, sign, date and mail promptly the enclosed proxy which is being solicited on behalf of the Board of Directors so that your shares will be represented at the Annual Meeting. A return envelope which requires no postage if mailed in the United States is enclosed for that purpose. You need to vote in accordance with the instructions listed on the proxy card. If shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed voting instruction form for instructions. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card.

By Order of the Board of Directors, SARAH P. CECIL Secretary

Cambridge, Massachusetts
April 25, 2013

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SO THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. YOU NEED TO VOTE IN ACCORDANCE WITH THE INSTRUCTIONS LISTED ON THE PROXY CARD. IF SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, YOU MAY BE ELIGIBLE TO VOTE ELECTRONICALLY OR BY TELEPHONE. PLEASE REFER TO THE ENCLOSED VOTING INSTRUCTION FORM FOR INSTRUCTIONS.

IN ACCORDANCE WITH OUR SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING MAY BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

METABOLIX, INC.

21 Erie Street
Cambridge, Massachusetts 02139

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on May 30, 2013

April 25, 2013

        Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Metabolix, Inc., a Delaware corporation ("Metabolix" or the "Company"), for use at the Annual Meeting of Stockholders of Metabolix to be held on Thursday, May 30, 2013, at 9:30 a.m., Eastern time, or at any adjournments or postponements thereof (the "Annual Meeting") at Le Meridien Hotel located at 20 Sidney Street, Cambridge, MA 02139. Directions to the location of the Annual Meeting are available at http://ir.metabolix.com/index.cfm. An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2012, is being mailed together with this proxy statement to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the form of proxy were first sent or given to stockholders on or about April 25, 2013.

        The purpose of the Annual Meeting is to elect three Class I Directors for three-year terms and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013. Only stockholders of record at the close of business on April 1, 2013 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, 34,365,227 shares of common stock, $0.01 par value per share, of the Company ("Common Stock") were issued, outstanding and entitled to vote.

VOTING

        The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Stockholders may vote by proxy by completing, signing, dating and returning the accompanying proxy card in the postage-prepaid envelope enclosed for that purpose in accordance with the instructions listed on the proxy card. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the taking of the vote at the Annual Meeting. Proxies may be revoked by (1) filing with the Secretary of Metabolix, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Metabolix, in accordance with the instructions listed on the proxy card, before the taking of the vote at the Annual Meeting, or (3) if shares are held in a bank or brokerage account and if eligible, by transmitting a subsequent vote over the Internet or by telephone, or (4) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Metabolix, Inc., 21 Erie Street, Cambridge, MA 02139, Attention: Secretary, so as to be delivered before the taking of the vote at the Annual Meeting.

        If your shares are held by a broker on your behalf (that is, in "street name"), you may be required to present an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the Record Date in order to be admitted to the meeting on May 30, 2013. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy from the holder of record.

        The persons named as attorneys-in-fact in the proxies, Richard P. Eno and Joseph D. Hill, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting as stated below. When a choice has been specified on the proxy with respect to a matter, the shares represented by the proxy will be voted in accordance with the specifications. If a proxy is submitted without giving voting instructions, such shares will be voted:

  •
  FOR election of the director nominees,

  •
  FOR the ratification of the appointment of PricewaterhouseCoopers LLP, and

  •
  as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

        The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        If your shares are held in street name, and you do not instruct the broker as to how to vote your shares on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013, the broker may exercise its discretion to vote for or against that proposal. If, however, you do not instruct the broker as to how to vote your shares on Proposal 1 (the election of directors) the broker may not exercise discretion to vote for or against that proposal. This would be a "broker non-vote" and these shares will not be counted as having been voted on that proposal. Please vote your proxy so your vote can be counted.

        Proposal 1: Election of Directors.    Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The three nominees who receive the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected to the Board of Directors. Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board by checking the box "For All Except" and marking the nominee's name in the space provided on the proxy card. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted FOR that nominee and will be counted toward such nominee's achievement of a plurality. Shares present at the meeting or represented by proxy where the stockholder properly withholds authority to vote for such nominee in accordance with the proxy instructions will not be counted toward such nominee's achievement of plurality.

        Proposal 2: Ratification of Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the shares of common stock cast by the stockholders present in person or represented by proxy at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013. Shares voted to abstain are included in the number of shares present or represented and voting on Proposal 2.

        Other Matters.    The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval and all such shares represented by proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies. Shares voted to abstain are included in the number of shares present or represented and voting on each matter.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The proxy statement and annual report to stockholders are available for viewing, printing and downloading at http://ir.metabolix.com/index.cfm.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 1, 2013: (i) by each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock; (ii) by each of our directors and nominees; (iii) by each of our named executive officers; and (iv) by all of our directors and executive officers as a group. Unless otherwise noted below, the address of each person listed on the table is c/o Metabolix, Inc., 21 Erie Street, Cambridge, Massachusetts 02139.

Beneficial Owner	Shares of Common Stock(1)	Options Exercisable Within 60 Days(2)	Total Shares Beneficially Owned	Percentage of Outstanding Shares(3)
5% Stockholders:
Jack W. Schuler(4) 28161 North Keith Drive Lake Forest, Illinois 60045	5,040,695		5,040,695	14.7%
FMR LLC(5) Edward C. Johnson 3rd 82 Devonshire Street Boston, MA 02109	3,533,275		3,533,275	10.3%
State Farm Mutual Automobile Insurance Co.(6) One State Farm Plaza Bloomington, IL 61701	2,312,612		2,312,612	6.7%
Directors, Nominees and Named Executive Officers:
Richard P. Eno(7)	29,259	428,749	458,008	1.3%
Peter N. Kellogg	—	70,000	70,000	*
Jay Kouba	—	223,312	223,312	*
Stephen J. Large	—	20,000	20,000	*
Celeste Beeks Mastin	—	20,000	20,000	*
Oliver P. Peoples(8)	376,332	386,008	762,340	2.2%
Anthony J. Sinskey(9)	359,346	70,000	429,346	1.2%
Matthew Strobeck(10)	735,614	20,000	755,614	2.2%
Robert L. Van Nostrand	20,000	70,000	90,000	*
Barbara H. Wells	—	20,000	20,000	*
Joseph D. Hill(11)	8,879	179,371	188,250	*
Johan van Walsem(12)	41,738	162,498	204,236	*
Robert E. Engle(13)	53,388	140,623	194,011	*
All Directors and executive officers as a group (16 persons)(14)	1,657,832	2,042,830	3,700,662	10.7%

*
less than 1%.

(1)
Beneficial ownership, as such term is used herein, is determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended, and includes voting and/or investment power with respect to shares of our Common Stock. Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares.

(2)
Consists of shares of Common Stock subject to stock options held by the person that are currently exercisable or exercisable within 60 days after April 1, 2013.

(3)
Percentages of ownership are based upon 34,365,227 shares of Common Stock issued and outstanding as of April 1, 2013. Shares of Common Stock that may be acquired pursuant to options that are exercisable within 60 days after April 1, 2013 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for the percentage ownership of any other person.

(4)
Information regarding Mr. Schuler is based solely on a Schedule 13G/A filed with the SEC on January 23, 2012. According to such Schedule 13G/A, Mr. Schuler reported sole voting and dispositive power as to 3,124,876 shares and shared voting and dispositive power as to 1,915,819 shares.

(5)
Information regarding FMR LLC is based solely on a Schedule 13G/A filed with the SEC on February 14, 2013. According to such Schedule 13G/A, FMR LLC and Edward C. Johnson 3rd reported sole or shared voting power as to none of the shares, and sole dispositive power as to all of the shares.

(6)
Information regarding State Farm Mutual Automobile Insurance Company is based solely on a Schedule 13G filed with the SEC on February 8, 2013. According to such Schedule 13G, State Farm Mutual Automobile Insurance Company reported sole voting and dispositive power as to all of the shares.

(7)
Includes 9,259 shares held for Mr. Eno in the Company's 401(k) plan.

(8)
Includes 10,044 shares held for Dr. Peoples in the Company's 401(k) plan.

(9)
Includes 49,346 shares owned by Dr. Sinskey's spouse, and 10,000 shares owned by a trust over which Dr. Sinskey may be deemed to share voting and investment power. Dr. Sinskey disclaims beneficial ownership of such shares.

(10)
Includes 89,695 shares held by Dr. Strobeck's spouse as custodian for their children. Dr. Strobeck disclaims beneficial ownership of these shares. Also includes 40,919 shares held indirectly by a trust for the benefit of Dr. Strobeck's children. Dr. Strobeck is a trustee of the trust. He disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them.

(11)
Includes 8,879 shares held for Mr. Hill in the Company's 401(k) plan.

(12)
Includes 9,738 shares held for Mr. van Walsem in the Company's 401(k) plan.

(13)
Includes 8,388 shares held Mr. Engle in the Company's 401(k) plan.

(14)
Includes a total of 69,084 shares held for executive officers, including named executive officers, in the Company's 401(k) plan.

 PROPOSAL 1
ELECTION OF DIRECTORS
Nominees

        The Company's Board of Directors currently consists of ten (10) members. The Board of Directors has fixed the number of directors, as of the date of the Annual Meeting, at ten (10). The Company's amended and restated certificate of incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Peter N. Kellogg, Celeste Beeks Mastin, and Robert L. Van Nostrand, and recommends that each be elected to the Board of Directors as a Class I Director, each to hold office until the annual meeting of stockholders to be held in the year 2016 and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. All of the nominees are Class I Directors whose terms expire at this Annual Meeting. The Board of Directors is also composed of (i) four class II Directors (Jay Kouba, Stephen J. Large, Oliver P. Peoples, Ph.D., and Barbara H. Wells, Ph.D.), whose terms expire at the annual meeting of stockholders to be held in 2014, and (ii) three Class III Directors (Richard P. Eno, Anthony J. Sinskey, Sc.D., and Matthew Strobeck, Ph.D.), whose terms expire at the annual meeting of stockholders to be held in 2015. Dr. Kouba serves as the Chairman of the Board of Directors.

        The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Recommendation of the Board

The Board of Directors unanimously recommends that you vote "FOR" the nominees listed below.

        The following table sets forth the nominees to be elected at the Annual Meeting and the continuing directors, the year each such nominee or director was first elected a director, the positions with the Company currently held by each such nominee or director, the year each nominee's or continuing director's current term will expire, and each nominee's and continuing director's current class:

Nominee's or Director's Name	Year First Became Director	Position(s) with the Company	Year Current Term Will Expire	Current Director Class
Nominees for Class I Directors:
Peter N. Kellogg	2007	Director	2013	I
Celeste Beeks Mastin	2012	Director	2013	I
Robert L. Van Nostrand	2006	Director	2013	I
Continuing Directors:
Jay Kouba, Ph.D.	2006	Chairman of the Board, Director	2014	II
Stephen J. Large	2012	Director	2014	II
Oliver P. Peoples, Ph.D.	1992	Chief Scientific Officer, Vice President, Research and Development, Director	2014	II
Barbara H. Wells, Ph.D.	2011	Director	2014	II
Richard P. Eno	2008	President, Chief Executive Officer, Director	2015	III
Anthony J. Sinskey, Sc.D.	1992	Director	2015	III
Matthew Strobeck, Ph.D.	2006	Director	2015	III

 DIRECTORS AND EXECUTIVE OFFICERS

        The Company's executive officers are appointed on an annual basis by, and serve at the discretion of the Board. Each executive officer is a full-time employee of Metabolix. The following table sets forth the directors and executive officers of the Company, their ages, and the positions currently held by each such person with the Company as of the date of this proxy statement:

Name	Age	Position
Richard P. Eno	52	President and Chief Executive Officer, Director
Peter N. Kellogg(1)	57	Director
Jay Kouba, Ph.D.(3)	60	Chairman of the Board, Director
Stephen J. Large(2)	55	Director
Celeste Beeks Mastin(2)(3)	44	Director
Oliver P. Peoples, Ph.D.	55	Chief Scientific Officer, Vice President, Research and Development, Director
Anthony J. Sinskey, Sc.D.(2)(3)	73	Director
Matthew Strobeck, Ph.D.(1)	40	Director
Robert L. Van Nostrand(1)	56	Director
Barbara H. Wells, Ph.D.(2)	57	Director
Joseph D. Hill	50	Chief Financial Officer and Treasurer
Johan van Walsem	50	Vice President, Manufacturing and Product Development
Robert E. Engle	50	Vice President, Business and Commercial Development, Biopolymers
Sarah P. Cecil	61	General Counsel and Secretary
Lynne H. Brum	49	Vice President, Marketing and Corporate Communications
Max Senechal	49	Vice President, Biobased Chemicals

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating and Corporate Governance Committee

 BIOGRAPHICAL INFORMATION

        Richard P. Eno has served as our president and chief executive officer and as a director since joining Metabolix in March 2008. From 2002 until he joined Metabolix, Mr. Eno was the vice president, and leader of global oil and gas practice, of CRA International, a consulting firm. From 1990 to 2002, Mr. Eno was with Arthur D. Little, a consulting firm, in a variety of positions of increasing responsibility, including vice president, and from 1982 to 1990 he held several positions with Chevron Corporation. Mr. Eno received a B.S. in Chemical Engineering from Cornell University and an M.B.A. from the University of Houston and is a Chartered Financial Analyst. The Board of Directors has concluded that Mr. Eno should serve as a director because of his deep knowledge and expertise in each of the three areas where Metabolix is applying its core technologies—plastics, chemicals and energy. He has developed successful strategies on a global scale for some of the world's leading chemical and energy companies, helping them commercialize technologies, open new markets and position themselves for long-term growth.

        Peter N. Kellogg has served as a director of the Company since March 2007. Since August 2007, he has been executive vice president and chief financial officer of Merck & Co., Inc. From 2000 to 2007, Mr. Kellogg served as EVP and chief financial officer of Biogen Idec Inc. and the former Biogen, Inc. Before that, Mr. Kellogg was an executive with PepsiCo for 13 years in a range of financial and general management positions. Prior to joining PepsiCo, Mr. Kellogg was a senior consultant with Arthur Andersen & Co. and Booz Allen & Hamilton. Mr. Kellogg holds an M.B.A. in Management from the Wharton School of the University of Pennsylvania and a B.S. in Engineering from Princeton University. The Board of Directors has concluded that Mr. Kellogg should serve as a director because his experience in finance, biotechnology and branded consumer products will be valuable to Metabolix. Mr. Kellogg brings valuable insights from his current and prior positions that contribute to his role on the Board. He also serves as an important resource on the Audit Committee.

        Jay Kouba, Ph.D., has served as a director of the Company since June 2006 and as chairman of the board since April 2007. From May 2007 until March 2008, Dr. Kouba was the interim president and chief executive officer of the Company. From May 2007 until August 2012, Dr. Kouba served as president and chief executive officer of Tetra Vitae Bioscience. From January 2006 until May 2007, Dr. Kouba served as the president of Oniro Consulting, a strategic management consulting firm. From January 1999 to December 2005, Dr. Kouba held several positions with BP's Petrochemicals Segment. From August 2004 to December 2005, Dr. Kouba served as senior vice president, strategy, marketing and technology for Innovene, BP's olefins and polymers subsidiary, earlier in 2004, as vice president, sales, marketing and logistics, and between 1999 and 2003, as vice president, technology. Dr. Kouba is also a director of Virent, Glyce and First Green Partners, which are privately held companies. Dr. Kouba received a B.S. in Chemistry from Stanford University, a Ph.D. in Chemistry from Harvard University and an M.B.A. from the University of Chicago. The Board believes that Dr. Kouba's knowledge and experience of technology, strategy, and marketing will be valuable as Metabolix moves forward in commercializing biobased, sustainable solutions for plastics, fuels and chemicals. Dr. Kouba has not only run large organizations, but he has successfully led them through periods of significant growth and development.

        Stephen J. Large became a director of the Company in March 2012. He is president and chief executive officer of SI Group, a multinational developer and manufacturer of chemical intermediates. Mr. Large joined SI Group, Inc. in June of 2007 as president and chief operating officer. He was previously with H.B. Fuller, a global leader in the development, manufacture and marketing of industrial adhesives and specialty products, for 15 years, serving in various global assignments, including president of the Full-Valu/Specialty Group from 2003 to 2007. Mr. Large earned a BSc in Polymer Science and Technology from Manchester Polytechnic, U.K. The Board believes that Mr. Large brings experience in global business operations to Metabolix at a time when international collaborations and global polymer sales are an important part of the Company's business model.

        Celeste Beeks Mastin became a director of the Company in January 2012. Ms. Mastin became the CEO of Distribution International, Inc., a supplier of thermal insulation, safety equipment and environmental products, in February 2013. She served from 2008 to 2011 as chief executive officer and during 2007 as chief operating officer of MMI Products, Inc., a wire products manufacturer and distributor of concrete accessories, concrete reinforcement and fencing. Prior to MMI Products, she spent 17 years in the chemical industry. At Ferro Corporation, she held the role of vice president of color and glass performance materials from 2004 to 2006, and the role of vice president of growth and development from 2006 to 2007. Ms. Mastin started her career in sales at Shell Chemical, where she served five years in sales positions of increasing responsibility. Her sales experience expanded at Bostik, Inc., where she held European and later global sales management positions, with her career at Bostik culminating in the role of vice president/general manager of nonwovens. Ms. Mastin holds a bachelor's degree in chemical engineering from Washington State University and a master's degree in business administration from the University of Houston. The Board believes that Ms. Mastin has an impressive track record of accomplishment in the global chemicals and performance materials sector. The Company expects to benefit from her deep operating experience in sales and marketing and proven leadership ability as Metabolix develops and implements effective strategies to commercialize its leading-edge technology in both PHA bioplastics and renewable industrial chemicals.

        Oliver P. Peoples, Ph.D., a co-founder of Metabolix, has served as our chief scientific officer and vice president of research and development since January 2000 and was previously our director of research and vice president. Dr. Peoples has served as a director since June 1992. Before founding Metabolix, Dr. Peoples was a research scientist with the Department of Biology at MIT. The research carried out by Dr. Peoples at MIT established the fundamental tools and methods for engineering bacteria and plants to produce polyhydroxyalkanoates. Dr. Peoples received a Ph.D. in Molecular Biology from the University of Aberdeen, Scotland. The Board believes that Dr. Peoples provides important technical and scientific understanding to the Board's analysis of Company strategy. As Chief Scientific Officer and a founder of the Company, Dr. Peoples has unique information related to the Company's research and technology and has led and directed many of our scientific research and development programs. Dr. Peoples also contributes to the Board's understanding of the intellectual property aspects of the Company's technology platforms.

        Anthony J. Sinskey, Sc.D., a co-founder of Metabolix, has served as a director since June 1992. From 1968 to present, Dr. Sinskey has been on the faculty of MIT. Currently at MIT, he serves as professor of microbiology in the Department of Biology and professor of health sciences and technology in the Harvard-MIT Health Sciences and Technology Program Engineering Systems Division, as well as faculty director of the Center for Biomedical Innovation. Dr. Sinskey serves on the board of directors of Tepha, Inc. (see "Certain Relationships and Related Person Transactions"). Dr. Sinskey received a B.S. from the University of Illinois and a Sc.D. from MIT. The Board believes that, as a faculty member of an academic institution with significant research activity in areas related to the Company's own research, Dr. Sinskey contributes to the Board his scientific knowledge and his awareness of new developments in these fields. Dr. Sinskey's involvement with other start-up and developing enterprises also makes him a valuable Board member.

        Matthew Strobeck, Ph.D., served as a director from September 2006 through May 2011. Dr. Strobeck rejoined the Board in March, 2012. Dr. Strobeck was a partner and member of the management committee and advisory board of Westfield Capital Management from 2008 until 2011, having served as a member of the investment team, specializing in healthcare and life sciences, from May 2003 to June 2008. Dr. Strobeck was a fellow in the Department of Biology at MIT from December 2001 to June 2002. Dr. Strobeck is a member of the board of directors of Accelerate Diagnostics, Inc. Dr. Strobeck also serves on the board of directors of Tepha, Inc. (see "Certain Relationships and Related Person Transactions"). Dr. Strobeck received his B.S. from St. Lawrence University, a Ph.D. from the University of Cincinnati, a S.M. from Harvard University/MIT Health

Sciences Technology Program, and a S.M. from the MIT Sloan School of Management. The Board believes that Dr. Strobeck's insights as a professional investor in life science companies are extremely valuable in helping Metabolix to strategically manage its technology portfolio to best realize the economic potential of our scientific opportunities.

        Robert L. Van Nostrand is a consultant who has served as a director since October 2006. From January 2010 to July 2010, he was executive vice president and chief financial officer of Aureon Laboratories, Inc. From July 2007 until September 2008, Mr. Van Nostrand served as executive vice president and chief financial officer of AGI Dermatics, Inc. Mr. Van Nostrand was with OSI Pharmaceuticals, Inc. from 1986 to 2007, serving as senior vice president and chief compliance officer from May 2005 until July 2007, and as the vice president and chief financial officer from 1996 through 2005. Prior to joining OSI, Mr. Van Nostrand was in a managerial position with Touche Ross & Co. (currently Deloitte and Touche). Mr. Van Nostrand serves on the board of directors and is chairman of the audit committee and a member of the compensation committee of Achillion Pharmaceuticals, Inc. (since 2007), serves on the board of directors of the Biomedical Research Alliance of New York (BRANY) (since 2011), and served on the board of directors and as chair of the audit committee of Apex Bioventures, Inc. from 2006 to 2009. Mr. Van Nostrand received a B.S. in Accounting from Long Island University, New York, completed advanced management studies at the Wharton School, and he is a Certified Public Accountant. The Board believes that the Company is very fortunate to have Mr. Van Nostrand serve as a director and as Chairman of our Audit Committee because of the depth of his experience and expertise in financial reporting and corporate compliance, as well as his operational experience.

        Barbara H. Wells, Ph.D., joined our board in June 2011. Effective January 1, 2013, Dr. Wells joined Agrivida, Inc. as vice president, global strategy. Dr. Wells was the president and chief executive officer of ArborGen from 2002 until 2012. Prior to ArborGen, she was the vice president in charge of Latin American growth initiatives and investments for Emergent Genetics, Inc., an agricultural investment firm. Dr. Wells also spent 18 years at Monsanto where her roles included serving as co-managing director of Monsanto Brazil and leader of the Roundup Ready soybean team. Dr. Wells received her Ph.D. in agronomy from Oregon State University. She earned her M.S. degree in plant pathology and B.S. degree in horticulture from the University of Arizona. In 2012 she completed Kellogg's Women's Director Program and Stanford's Director's Consortium. She served as the president of the board of directors of Produsem S.A. in Argentina, and the boards of Monsanto Brazil, Monsoy and Maeda Delta Pine Monsanto JV. She currently serves on the executive committee of the board of directors of the Biotechnology Industry Organization and is chairman of the Food and Agricultural Sector board. She previously served as an advisory committee member of the Joint BioEnergy Institute and as a board member for the Forest Biotechnology Institute. Her broad commercial and technical experience in agriculture, biotechnology and forestry are expected to be valuable to Metabolix as the Company continues to develop its plant crop business platform. Dr. Wells also brings a unique international perspective from her years of living and working in South America, which may help the Company shape its international strategy.

        Joseph D. Hill has served as our chief financial officer since April 2008. From 2004 until joining the Company, Mr. Hill served as senior vice president, chief financial officer at Amicas, Inc., an independent provider of radiology image and information management solutions. Prior to that, from 2003 to 2004 he was vice president and chief financial officer at Dirig Software, a privately held provider of application performance management software systems. From 2000 to 2003, Mr. Hill served as vice president, chief financial officer and Director of Maconomy, a publicly traded provider of web-based business management solutions. Mr. Hill has a B.S. from Bryant College and an M.S.F. from Bentley College.

        Johan van Walsem, vice president of manufacturing and product development, returned to Metabolix in August 2009 as vice president of strategy and commercial development, following a

16 month period as senior vice president, R&D and bioprocessing at Joule Biotechnologies, a clean technology start-up company. Previously, Mr. van Walsem served as our vice president of manufacturing, development and operations from October 2003 until April 2008, and was our director of manufacturing and development from September 2001 to October 2003. Before joining Metabolix, Mr. van Walsem was senior biochemical engineer with Montec Research, a division of Resodyn Corporation, where he was responsible for fermentation technology development. Prior to that, Mr. van Walsem worked with AECI Bioproducts in South Africa in technology management and new product development. Mr. van Walsem received a master's degree in Chemical Engineering from the University of Pretoria (South Africa) and an M.B.A. from the University of South Africa. He is a registered professional engineer with the Engineering Council of South Africa and a senior member of AIChE (American Institute of Chemical Engineers).

        Robert E. Engle has served as vice president, business and commercial development, biopolymers, since February 2012. He joined the Company in January 2009 as general manager, Telles, after ten years with Ticona, the engineering polymers business of Celanese Corporation, where he served from 2005 to 2008 as Ticona's vice president of affiliate management, responsible for oversight of Ticona's global joint venture affiliate relationships in the high performance plastics industry and from 1999 to 2005 as business director, Ticona Engineering Plastics. In addition, he has served on the boards of directors of several international joint ventures, including Polyplastics, Korea Engineering Plastics and Fortron Industries. Prior to his experience at Ticona, Mr. Engle worked in corporate planning at Hoechst A.G. and in a chemicals and plastics consulting role at Arthur D. Little. Mr. Engle holds a bachelor's degree in chemical engineering from the University of Colorado and received a master's degree in Arabic focused on international business administration from Georgetown University.

        Sarah P. Cecil has served as legal counsel to Metabolix since July 2005 and as general counsel since the Company's initial public offering in November 2006. Previously, she was corporate counsel at Vertex Pharmaceuticals from 1992 until 2001, and at Biogen, Inc. from 1985 until 1991. Ms. Cecil's previous legal practice has also included clients in the food ingredients, computer services and clinical research industries, as well as several biotechnology companies. Ms. Cecil received an A.B. from Brown University, and she was a C.P.A. with Price Waterhouse (currently PricewaterhouseCoopers) before obtaining a J.D. from Harvard Law School.

        Lynne H. Brum has served as vice president, marketing and corporate communications, of the Company since November, 2011. Prior to joining Metabolix, in 2010 to 2012 she was a communications consultant and served in various roles including as a freelance project director for Seidler Bernstein Inc. Ms. Brum served from 2007 to 2009 as an executive vice president at Porter Novelli Life Sciences, a subsidiary of global PR firm, Porter Novelli International. Prior to that, Ms. Brum was responsible for corporate communications, investor relations and brand management for Vertex Pharmaceuticals, Inc. from 1994 to 2007 in various positions, including vice president of strategic communications. Ms. Brum was also a vice president at Feinstein Kean Healthcare and was part of the communications team at Biogen, Inc. (now Biogen Idec). Ms. Brum holds a bachelor's degree in biological sciences from Wellesley College and a master's degree in business administration from Simmons College's School of Management.

        Max Senechal has served as vice president, biobased chemicals, since May 2012. Mr. Senechal joined the Company in August 2010 as director of strategy and commercial development, focused on the strategic direction and commercialization path for the Company's biobased industrial chemicals platform. Mr. Senechal has more than 20 years of experience in the chemicals industry in both consulting and engineering. From 2000 to 2010, Mr. Senechal served as a vice president for the chemicals, petroleum and life sciences practices at Charles River Associates International (CRA). From 1995 to 2000, Mr. Senechal was a senior manager at Arthur D. Little, where he was responsible for a wide range of consulting assignments for leading chemical companies across the globe. Prior to his consulting career, Mr. Senechal was a project engineer where he supervised the design, construction and start-up of industrial facilities in several industries including commodity, specialty, fine chemicals and pharmaceuticals. Mr. Senechal earned his MBA from the University of Massachusetts, Boston, and his B.S. in mechanical engineering from Laval University, Quebec, Canada.

 CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

        The Board of Directors has determined that each of the Company's non-employee directors (Mr. Kellogg, Dr. Kouba, Mr. Large, Ms. Mastin, Dr. Sinskey, Dr. Strobeck, Mr. Van Nostrand and Dr. Wells) is independent within the meaning of the director independence standards of The NASDAQ Stock Market, LLC. ("NASDAQ") and the Securities and Exchange Commission ("SEC"), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Furthermore, the Board of Directors has determined that each member of each of the Audit, Compensation and Nominating and Corporate Governance committees of the Board of Directors is independent within the meaning of the director independence standards of NASDAQ and the SEC, and that each member of the Audit Committee meets the heightened director independence standards for audit committee members as required by the SEC. In evaluating the independence of the directors, the Board considered the relationships of Dr. Sinskey and Dr. Strobeck, as a stockholders and members of the board of directors of Tepha, Inc., and the relationship of Mr. Van Nostrand as a stockholder of Tepha, Inc. The Board determined that these relationships did not impair the independence of Dr. Sinskey, Dr. Strobeck or Mr. Van Nostrand. See "Certain Relationships and Related Person Transactions."

        At least annually, a committee of the Board of Directors evaluates all relationships between the Company and each director in light of relevant facts and circumstances for the purpose of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director's ability to satisfy his responsibilities as an independent director.

Executive Sessions

        The Board of Directors generally holds executive sessions of the independent directors following regularly scheduled in-person meetings of the Board of Directors, at least four times a year. Executive sessions do not include any employee directors of the Company.

Board Leadership Structure

        Jay Kouba serves as our non-executive chairman of the board. From May 2007 until March 2008, Dr. Kouba was also the interim president and chief executive officer of the Company. Except for that period, we have maintained a leadership structure with the non-executive chairman separate from the chief executive officer, although the Board of Directors has no formal policy with respect to the separation of such offices. Our Board of Directors believes that having separate offices of the chairman and chief executive officer currently functions well and is the optimal leadership structure for our Company. While the Board of Directors may combine these offices in the future if it considers such a combination to be in the best interest of the Company, it currently intends to retain this structure. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead our Board of Directors in its fundamental role of providing advice to and independent oversight of management.

The Board of Directors' Role in Risk Oversight

        Our Board of Directors' role in the Company's risk oversight process includes:

  •
  Identifying important risks to the Company from a Board of Directors perspective and contributing to the inventory of key risks that the Company will actively manage;

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  Reviewing the prioritization of risks that the Company is planning to manage;

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  Providing guidance as to the appropriate amount of effort and/or resources appropriate to manage key risks;

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  Assessing the adequacy of the processes and systems that the Company is using to identify and manage risks;

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  Reviewing the risk management roles and responsibilities of management and the Board of Directors; and

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  Monitoring Company progress in managing and mitigating key risks.

        In order to carry out these responsibilities, the Board of Directors reviews risk management reports from the chief executive officer, and performs in-depth reviews of specific risk areas, including operational, financial, legal and regulatory, and strategic and reputational risks, as appropriate.

Compensation Risk Assessment

        The Compensation Committee believes that our employee compensation policies and practices are not structured to be reasonably likely to present a material adverse risk to the Company. We believe we have allocated our compensation among base salary and short- and long-term incentive compensation opportunities in such a way as to not encourage excessive or inappropriate risk-taking by our executives and other employees. We also believe our approach to goal setting and evaluation of performance results reduce the likelihood of excessive risk-taking that could harm our value or reward poor judgment.

Policies Governing Director Nominations

Director Qualifications

        The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing, from time to time, the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the current make-up of the Board of Directors and selecting or recommending to the Board of Directors, nominees for election as Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

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  Directors must be of high ethical character and share the values of the Company as reflected in the Company's Code of Business Conduct and Ethics (the "Code of Business Conduct");

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  Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

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  Directors must have the ability to exercise sound business judgment;

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  Directors must have substantial business or professional experience and be able to offer advice and guidance to the Company's management based on that experience; and

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  A director must have (at minimum) a bachelor's degree or equivalent degree from an accredited college or university.

        The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as:

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  An understanding of and experience in the biotechnology, plastics, chemicals or agricultural industries;

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  An understanding of and experience in accounting oversight, governance, finance, marketing or regulatory affairs; and

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  Leadership experience with public companies or other significant organizations.

        These factors and others are considered useful by the Board of Directors, and are reviewed in the context of an assessment of the perceived needs of the Board of Directors at a particular point in time.

        While the Board does not have a formal diversity policy, the Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, and backgrounds.

Process for Identifying and Evaluating Director Nominees

        The Board of Directors is responsible for selecting and nominating candidates for election as directors but delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors or members of management will be requested to take part in the process as appropriate.

        Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee discusses and evaluates the qualities and skills of each candidate, taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board's approval as director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board's appointment to the committees of the Board.

Procedures for Recommendation of Nominees by Stockholders

        The Nominating and Corporate Governance Committee will consider director candidates who are recommended by the stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director candidates, shall follow the following procedures.

        The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's Annual Meeting.

        Such recommendation for nomination must be in writing and include the following:

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  Name and address of the stockholder making the recommendation, as they appear on the Company's books and records, and of such record holder's beneficial owner;

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  Number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;

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  Name and address of the individual recommended for consideration as a director nominee (a "Director Nominee");

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  The principal occupation of the Director Nominee;

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  The total number of shares of capital stock of the Company that will be voted for the Director Nominee by the stockholder making the recommendation;

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  All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the

    "Exchange Act") (including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board and elected); and

  •
  A written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director.

        Nominations must be sent to the attention of the Secretary of the Company by U.S. Mail (including courier or expedited delivery service) to Metabolix, Inc., 21 Erie Street, Cambridge, MA 02139 or by facsimile at (617) 583-1767. The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board. Nominations not made in accordance with the foregoing policy shall be disregarded by the Nominating and Corporate Governance Committee and votes cast for such nominees shall not be counted.

Policy Governing Stockholder Communications with the Board of Directors

        The Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for stockholder communication (as that term is defined by the rules of the SEC). Stockholders may send such communication to the attention of the Chairman of the Board or to the attention of the individual director by U.S. Mail (including courier or expedited delivery service) to Metabolix, Inc., 21 Erie Street, Cambridge, MA 02139 or by facsimile at (617) 583-1767. The Company will forward any such stockholder communication to the Chairman of the Board, as a representative of the Board, and/or to the director to whom the communication is addressed.

Policy Governing Director Attendance at Annual Meetings of Stockholders

        Our policy is to schedule a regular meeting of the Board of Directors on the same date as the Company's annual meeting of stockholders and, accordingly, directors are encouraged to be present at our stockholder meetings. Each person who was a director of the Company at the time of the 2012 annual meeting of stockholders attended that meeting.

Code of Business Conduct and Ethics

        The Company has adopted the Code of Business Conduct and Ethics ("Code of Business Conduct") as its "code of ethics" as defined by regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act (and in accordance with the NASDAQ requirements for a "code of conduct"), which applies to all of the Company's directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the Company's website at http://www.metabolix.com under "Investor Relations—Corporate Governance—Essential Governance Documents." A copy of the Code of Business Conduct may also be obtained free of charge from the Company upon a request directed to Metabolix, Inc., 21 Erie Street, Cambridge, MA 02139, Attention: Investor Relations. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Business Conduct granted to its executive officers, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and its directors by posting such information on its website at http://www.metabolix.com under "Investor Relations—Corporate Governance."

 THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

        The Board of Directors held nine meetings during the year ended December 31, 2012. In addition, there were numerous conference calls for informational updates and discussion. During the year ended December 31, 2012, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served. The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each committee has a charter that has been approved by the Board of Directors. A current copy of each charter is available on the Company's website at http://www.metabolix.com under "Investor Relations—Corporate Governance—Essential Governance Documents." Each committee reviews the appropriateness of its charter periodically, as conditions dictate, but at least annually. Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

Audit Committee

        Mr. Van Nostrand, Mr. Kellogg and Dr. Strobeck serve on the Audit Committee. Mr. Van Nostrand is the chairman of the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the Company's and NASDAQ's director independence standards and the SEC's heightened director independence standards for Audit Committee members as determined under the Exchange Act. The Board of Directors has also determined that Mr. Kellog and Mr. Van Nostrand also qualify as "Audit Committee financial experts" under the rules of the SEC. The Audit Committee met four times during the year ended December 31, 2012.

        The Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and exercising the responsibilities and duties set forth in its charter, including but not limited to:

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  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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  pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

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  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

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  coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

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  establishing policies and procedures for the receipt and retention of accounting related complaints and concerns; and

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  preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement.

Compensation Committee

        Dr. Sinskey, Mr. Large, Ms. Mastin and Dr. Wells serve on the Compensation Committee. Dr. Sinskey is the chairman of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the Company's, SEC's and NASDAQ's director independence standards. The Compensation Committee held seven meetings during the year ended December 31, 2012. The Compensation Committee's responsibilities include:

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  annually reviewing and approving goals and objectives relevant to compensation of our chief executive officer and our other executive officers;

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  evaluating the performance of our chief executive officer and other executive officers in light of such goals and objectives;

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  determining the compensation of our chief executive officer and other executive officers;

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  reviewing and approving, for the chief executive officer and the other executive officers of the Company, any employment agreements, severance arrangements, and change in control agreements or provisions for our executive officers;

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  overseeing the administration of our compensation, welfare, benefit and pension plans and similar plans; and

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  reviewing and making recommendations to the Board with respect to director compensation.

Nominating and Corporate Governance Committee

        Dr. Kouba, Ms. Mastin, and Dr. Sinskey serve on the Nominating and Corporate Governance Committee. Dr. Kouba is the chairman of our Nominating and Corporate Governance Committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the Company's, SEC's and NASDAQ's director independence standards. The Nominating and Corporate Governance Committee met twice during the year ended December 31, 2012. The Nominating and Corporate Governance Committee's responsibilities include:

  •
  developing and recommending to the Board criteria for Board and committee membership;

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  establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders;

  •
  identifying individuals qualified to become Board members;

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  recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

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  developing succession plans for the Board;

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  developing and recommending to the Board a code of business conduct and ethics and a set of corporate governance guidelines;

  •
  serving as the Qualified Legal Compliance Committee in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder; and

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  overseeing the evaluation of the Board.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2012, Dr. Sinskey, Mr. Large (since May 31, 2012), Ms. Mastin (since May 31, 2012), and Dr. Wells served as members of the Compensation Committee. During 2012, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to each person who served as principal executive officer or principal financial officer of the Company during 2012 and the other three most highly compensated executive officers, who are collectively referred to as the "named executive officers." Richard P. Eno, our chief executive officer, Joseph D. Hill, our chief financial officer, Oliver P. Peoples, Ph.D., our vice president, research and development and chief scientific officer, Johan van Walsem, our vice president of manufacturing and product development, and Robert E. Engle, our vice president, business and commercial development, biopolymers, are our named executive officers.

        In 2012, we made considerable forward progress against our targeted Company goals. The termination early in the year of Telles, our strategic alliance with Archer Daniels Midland Company ("ADM") by ADM, was a significant set-back that required the Company to restructure its operations and develop a new business model, while conserving cash and continuing to serve existing customers. The committee acknowledged the significant accomplishments of the Company's management in addressing this set-back.

        Product shipped and billed for 2012 of approximately $2 million, derived from sales of inventory acquired in the Telles settlement, exceeded the sales goal for the year. Significant technical progress was made in our biobased industrial chemicals programs and our crop-based programs, and there was solid execution with respect to corporate processes and systems, including establishing a European presence and setting up the necessary supply chains to deliver product to customers and manage the business. Our biopolymer manufacturing process technology was successfully modified to reduce costs and improve product performance and was made ready for implementation in a new manufacturing facility. Our Compensation Committee determined that individual goal achievement levels for our named executive officers ranged from 75% to 120% of the respective executive's target.

        In 2012, we entered into an arrangement with Antibioticos S.A. for demonstration production of biopolymers at the Antibioticos facility in Leon, Spain, with the intention, upon successful completion of the demonstration phase, to enter into a commercial manufacturing agreement under which Antibioticos would provide toll manufacturing of our PHA biopolymers. However, Antibioticos is in the process of a financial restructuring, and we cannot be certain that Antibioticos will be able to complete the demonstration, or to fulfill its obligations if we enter into a commercial manufacturing agreement. These concerns and uncertainties led the committee to conclude that overall Company performance was thus 70% of target, and accordingly the committee reduced the executive bonus pool by 30%.

        While the committee found that overall corporate achievement was below target, it was nevertheless an improvement over 2011, when corporate achievement was assessed at 50%. In addition, the difficulty of overcoming the obstacles raised by the Telles joint venture termination was a significant factor in the Compensation Committee's evaluation of executive performance for 2012. As a result, our CEO's cash bonus for 2012 was 51% more than his 2011 bonus (but 30% below target), and the average cash bonus for our named executive officers was up 60% (but 27% below target). Total cash compensation both for our CEO and for our named executive officers was approximately 13% higher than last year. As a result of our improved performance over 2011, total CEO compensation for 2012 (as set forth in the Summary Compensation Table below) increased by approximately 28% as compared to 2011, and total compensation of our named executive officers increased by approximately 20%, on average.

        There have been no increases in base salaries or bonus target percentages for named executive officers since 2008 except for Mr. van Walsem, who received an 8.3% salary increase in August 2012 in recognition of securing a contract for a preferred PHA bioplastics site and establishing a definitive construction plan. This was Mr. van Walsem's first increase since he was hired in 2009 and it was intended to close the gap relative to the median salary for similar positions at comparable peer companies. In 2013, the Compensation Committee decided again not to increase named executive officer salaries or bonus targets, subject to further review later in the year.

        We believe that executive compensation should be sufficient to attract and retain persons of exceptional quality and to provide effective incentives to motivate and reward executives for achieving the strategic, financial and operational goals essential to our long-term success and growth in stockholder value. We have defined four objectives for our employee compensation system:

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  to create a performance-driven culture;

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  to link financial rewards with performance results and achievement;

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  to provide competitive compensation which attracts and retains top performers; and

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  to share in Company success.

        The Compensation Committee applies the same principles in determining compensation for our executives as for our non-executive employees. However, for executives a larger portion of pay is at risk, which reinforces our performance-driven culture.

        We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, cash incentives, long-term equity incentive compensation, and a broad-based benefits program. We believe that compensation is part of performance management. Performance management begins with setting objectives that represent a mutual agreement on expectations of performance. The compensation system defines the reward for achievement. The third component of performance management is performance assessment, which links actual performance to reward.

        At our 2011 Annual Meeting, the Company's stockholders approved, on a non-binding, advisory basis, the compensation of our named executive officers. Approximately 62.6% of the votes cast were in favor of the proposal. The Compensation Committee has taken these results into consideration in its assessment of Metabolix executive compensation, limiting salary increases, reviewing the appropriateness of pay programs and engaging Pay Governance to benchmark executive compensation levels. Because in 2011 our stockholders approved holding say-on-pay votes every three years, we will have our next say-on-pay vote at our 2014 annual meeting.

        At the request of our Compensation Committee, Pay Governance, an independent compensation consultant, conducted a three-year historical assessment of realizable pay for performance in early 2012. They determined that for 2008 through 2010, our CEO's aggregate realizable compensation and the

Company's share price were generally aligned, and that both pay and performance were commensurate with the peer group median. CEO total direct compensation, relative to the peer group, was in the 25th percentile. Aggregate realizable compensation for the Company and its peers was comprised of three years of (i) actual base salary earned, (ii) actual cash bonuses awarded, and (iii) the current value of long-term equity incentive awards based on "in-the-money" value of stock option grants and current values of restricted shares using year-end share prices. The Pay Governance study also found that the CEO's target total direct compensation (base salary, target bonus plus long-term equity incentive awards), relative to the peer group, was slightly below the 25th percentile, while target total direct compensation for our overall executive group was positioned between the 25th and 50th percentile of the peer group.

Our Compensation Committee

        The Compensation Committee of our Board of Directors oversees the development of our compensation plans and policies for executive officers. Our Compensation Committee has been delegated the authority to determine all forms of compensation to be granted to our executive officers in furtherance of our compensation objectives. The Compensation Committee is composed entirely of non-employee directors. (See "The Board of Directors and its Committees—Compensation Committee.") In making its decisions regarding executive compensation, the committee considers recommendations from our chief executive officer, together with other factors.

        In determining 2012 executive compensation, the Compensation Committee also considered input from Pay Governance, an independent compensation consultant. In early 2012 Pay Governance conducted a benchmark study of executive pay levels and reviewed the CEO's historical pay and performance alignment. Pay Governance was engaged by, and reports directly to, the Compensation Committee. Pay Governance did not provide any additional compensation services to the Company or any of its affiliates. The Compensation Committee has reviewed the nature of the relationship between itself and Pay Governance, including all personal and business relationships between the committee members, Pay Governance and the individual compensation consultants who provide advice to the Compensation Committee. Based on its review the Compensation Committee did not identify any actual or potential conflicts of interest in Pay Governance's engagement as an independent consultant.

        In determining the amount and mix of compensation elements, the Compensation Committee relies upon its judgment about each individual executive officer, and not on rigid formulas, while taking into account the following factors:

  •
  the scope and strategic impact of the executive officer's responsibilities;

  •
  the performance and experience of each individual; and

  •
  the evaluations and recommendations of our chief executive officer.

        There are three key elements to our process for setting executive compensation: (i) market referencing; (ii) internal equity; and (iii) business goals and performance considerations.

Market Referencing

        We base our compensation decisions in part on a review of relevant market information. The principle of market referencing means that our compensation and benefits programs are benchmarked against programs available to employees in comparable roles at peer companies. We believe that it is appropriate to use market referencing in order to ensure that our compensation and benefits programs are sufficient to attract and retain top performers.

        With the assistance of Pay Governance, we updated our peer group of benchmark companies in late 2011, as our Company had grown and the individual companies in the benchmark group initially selected in 2007 had changed. In choosing a new benchmark group, we considered the following factors: market capitalization, industry, and stage of development. Because there are few competitors in our industry that are also comparable to the Company in size and complexity, we also looked at other companies in the biotechnology industry and companies in the alternative energy and clean technology fields for comparison. At the time of our peer group selection in late 2011, the Company's market capitalization approximated that of the selected peer group median. The following peer group of 10 benchmark companies was selected:

  •
  A123 Systems, Inc.

  •
  American Superconductor Corp.

  •
  Amyris, Inc.

  •
  Codexis Inc.

  •
  Dyadic International, Inc.

  •
  Fuelcell Energy, Inc.

  •
  Gevo, Inc.

  •
  Senomyx, Inc.

  •
  Solazyme, Inc.

  •
  Verenium Corporation

        After the peer group was selected, Pay Governance collected and analyzed relevant market data from these companies, as well as information from the Radford Global Life Sciences Survey, for benchmarking against our executive compensation. Pay Governance determined that in general, base salaries for Metabolix senior executives were below market, and typically well below the market 25th percentile. On the other hand, target annual bonus percentages were found to be very competitive and above the market 75th percentile, consistent with the compensation philosophy of lower salaries and higher bonuses. With below market base salaries and above market target annual incentive as a percent of base, overall, target total cash compensation and total direct compensation (cash compensation plus long-term incentives) for executives were determined to be between the market 25th and 50th percentile, with certain individuals below the market 25th percentile. The Compensation Committee agreed in mid-2012 to consider raises to close the gaps in salary relative to benchmarks as and when specific milestone objectives were achieved.

Internal Equity

        A second factor in determining executive compensation is internal equity. The Compensation Committee seeks to ensure that the compensation of individual executives is fair and appropriate relative to that of other Company executives, in relation to each executive's duties and responsibilities, and his or her contribution to the Company's success. Base salaries, bonus opportunities, and equity grants in 2012 reflected the committee's evaluation of each executive's individual role and contributions, taking into consideration (i) the estimated market value of the position, (ii) individual performance, and (iii) the importance of the executive to the business, including a determination of the difficulty of replacing the executive.

Business Goals and Performance Considerations

        As a company in a high growth business environment, we place significant emphasis on performance-based compensation programs, which make payments when certain Company and individual goals are achieved, and equity incentives, which increase in value as stockholder value is created. We award our executives compensation as recognition for how well they perform as a team in achieving our business goals, as well as their achievement of their individual goals. In order to determine whether our executives achieved individual and corporate goals, we conduct an annual performance review. The review process is designed to guide performance discussions, set an executive's performance objectives, and communicate annual achievement at the individual performance level. As part of the executive performance evaluation process, our CEO submits to the Compensation Committee mid-year and annual evaluations of Company performance against the corporate goals, based primarily (but not exclusively) upon agreed indicators of performance. At the end of each year, our CEO reviews each executive's performance and provides a qualitative and a numerical assessment of performance to the executive and to the Compensation Committee. The Compensation Committee makes the final determination of corporate and individual performance for purposes of compensation decisions, based in part on the recommendations of our CEO. The Compensation Committee also reviews the CEO's performance, based in part upon a self-assessment prepared by the CEO, as well as input from the Compensation Committee and other Board members.

Compensation Components and Pay Mix

        Executive compensation currently includes the following elements:

  •
  Base salary;

  •
  Short-term incentive compensation, consisting of an annual performance cash bonus program;

  •
  Long-term incentive compensation, consisting of stock option grants under our 2006 Stock Option and Incentive Plan; and

  •
  A broad-based benefits program.

        We believe that, overall, total compensation for our executives is competitive with the market and reinforces our compensation philosophy of incenting long-term value creation, with base salaries generally lower, and incentive compensation higher, than that of our peer companies if annual performance goals are met. Due to the early stage of our business, stock options continue to represent a large portion of total compensation, as executives only realize value when the share price increases thus ensuring strong alignment with shareholders. This mix of compensation elements is leveraged to ensure a strong pay-for-performance alignment. Our compensation strategy is necessarily tied to our stage of development. Accordingly, the specific direction, emphasis and components of our executive compensation program continue to evolve in parallel with the evolution of our business strategy.

Base Salary

        We determine our executive salaries based on job responsibilities, individual experience, prior salary history, the salary levels of other Company executives, and comparable competitive market compensation for similar positions within the biotechnology and alternative energy/clean technology industries. We use benchmarks in order to make sure that we are offering competitive salaries that will enable us to attract qualified candidates from other companies and to retain our executive talent.

Annual Cash Incentives

        The Company grants bonuses pursuant to a cash incentive performance bonus program for our executive officers which was adopted in 2007 with the expectation that a significant portion of executive cash compensation will be performance-based. Target bonuses, as a percentage of base salary, are determined based on job responsibilities, individual experience, prior bonus history, the bonus levels of other Company executives, and comparable competitive market compensation for similar positions within the biotechnology and alternative energy/clean technology industries. Actual bonus amounts are determined by the Compensation Committee based on a combination of Company achievement of corporate goals, and individual achievement of individual goals, together with a subjective evaluation of executive performance.

Long-Term Incentives

        We believe that equity ownership in the Company is important to provide our executive officers with long-term incentives to build value for our stockholders. Each executive officer is initially provided with an option grant when he or she joins the Company, based upon his or her position with us, his or her relevant prior experience, and benchmarking data, to the extent available. These initial grants generally vest in equal quarterly installments over four years from the commencement of employment. We generally spread the vesting of our options over four years to compensate executives for their contribution over a period of time and to give our executives an incentive to remain with the Company.

        In addition to the initial option grants for newly hired executives, our Compensation Committee grants additional options to retain our executives, to promote the achievement of corporate goals, and to ensure that executives are appropriately aligned to lead the Company for future growth. As the Company continues to evolve, our Compensation Committee and Board of Directors may also consider in the future awarding additional or alternative forms of equity incentives, such as grants of restricted stock, performance shares, and other performance-based awards.

Benefits

        Consistent with our compensation philosophy to attract and retain talent, we provide employee benefits for all employees, including executive officers, which include health and dental benefits, life insurance benefits, long and short-term disability coverage, and a 401(k) savings plan. Under the 401(k) savings plan, we provide a matching contribution in the form of Metabolix Common Stock valued at up to 4.5% of each employee's salary plus bonus. We believe these benefits are competitive with those offered by other companies and specifically those companies with which we compete for employees. We have no structured perquisite benefits for any executive officers, including the named executive officers, and we currently do not provide any deferred compensation programs or pensions to any executive officer, including the named executive officers. Certain of our executives have relocated to the area of our headquarters. We reimbursed these executives for normal moving expenses in accordance with industry standards.

2012 Compensation for Our Named Executive Officers

        Base salaries in effect at the beginning of 2012 for Mr. Eno, Mr. Hill, and Dr. Peoples were set during 2008, and Mr. Engle's and Mr. van Walsem's base salaries were set when they were hired in 2009. The Compensation Committee decided not to increase base salaries for the named executive officers for 2012 unless and until key corporate milestones were achieved. Mr. van Walsem received an 8.3% increase from $240,000 to $265,000 in August 2012 upon achievement of the signing of a letter of intent with Antibioticos. Prior to that increase Mr. van Walsem's salary had been unchanged since he was hired in 2009. The $25,000 increase was intended to bring Mr. van Walsem's total cash compensation to the second quartile of the peer group benchmark, as determined by the Pay Governance benchmarking study performed in early 2012. No other named executive officers received salary increases during 2012. Performance bonus target percentages for the named executive officers remained unchanged in 2012, although Mr. van Walsem's cash bonus target did increase proportionately as his base salary increased.

        In February 2012, the Compensation Committee awarded stock option grants to the named executive officers as an incentive to build a new operating plan after the termination of the ADM alliance and to recover value for the Company's shareholders. In September 2012, additional option grants were awarded for retention purposes and to incentivize the achievement of key corporate goals for the launch of Company's biopolymer business. Option award amounts were recommended by the CEO and approved by the Compensation Committee based on prior grant levels, individual responsibility and each executive's importance to the Company. The stock options granted to the named executive officers each had an exercise price equal to the fair market value per share of the Company's Common Stock on the date of grant. The options granted in February 2012 vest in sixteen (16) equal quarterly installments over a four year period from the date of grant. The options granted in September 2012 vest in eight (8) equal quarterly installments over a two year period from the date of grant, aligning vesting time with critical milestones in the biopolymers launch.

Pay for Performance

        2012 bonuses for the named executive officers were based on the Compensation Committee's assessment of achievement of individual and Company goals, as applied to each individual's target bonus amount (see "Grants of Plan-Based Awards"). Corporate and individual executive goals, reflecting assignments of responsibility for achievement of specific corporate goals, were initially approved by the Board of Directors in April 2012. These goals were refined and revised over the course of the year, as the Company developed a strategy for launching the biopolymers business under a new Metabolix business model after the termination of our strategic alliance with ADM. For 2012, the corporate objectives were to:

  •
  Establish a definitive relationship for manufacturing biopolymers, with an achievable start-up plan.

  •
  Develop microbial strains capable of producing Mirel biopolymers of targeted molecular weight and content, with successful demonstration in the contracted manufacturing facility.

  •
  Line up strategic customers for Metabolix biopolymer products.

  •
  Develop a financial plan to close the cash gap for the biopolymers business launch.

  •
  Achieve at least $1.1 million in product sales from existing inventory.

  •
  Reach agreement on deal terms with a strategic partner for the industrial chemicals program.

  •
  Complete research and development objectives under plant crop grants.

  •
  Formulate a business strategy to bring the plant crop research and business programs to cash neutrality.

  •
  Solid execution across all corporate functions, including corporate restructuring and cash management.

  •
  Define a marketing communications plan, with solid execution.

        All of these objectives were subject to overall goals of maintaining a safe and healthy workplace, complying with our code of conduct, consistency with our brand values, adhering to our budget, and prudent risk management.

        In February 2013, taking into account the CEO's evaluation, the Compensation Committee scored Company performance on each of the 2012 corporate objectives, based upon the evidence provided by the chief executive officer and the Committee's own judgment. For this purpose, the committee had discretion to apply its subjective judgment to weighting of each objective toward the final scoring, with the biopolymer business launch objectives weighted as the highest priority for 2012. Based on this analysis, the Compensation Committee determined that, overall, the Company's goal achievement for

2012 was 70% of target. In determining the level of Company performance, the Compensation Committee considered the following, among other factors:

  •
  The degree of difficulty in achieving the objectives. Termination of the ADM strategic alliance was a significant set-back that required the Company to restructure its operations and develop a new business model, while conserving cash and continuing to serve existing customers.

  •
  Our biopolymer manufacturing process technology was successfully modified to reduce costs and improve product performance and was made ready for implementation in a new manufacturing facility. However, there remain significant uncertainties as to whether the Company will be able to supply product in a timely and economical fashion.

  •
  The Company entered into joint development activities with some biopolymer customers, but longer-term customer contracts were not finalized.

  •
  Product shipped and billed for 2012 of approximately $2 million exceeded the sales goal for the year.

  •
  Discussions with potential partners for the industrial chemicals programs continue, but no deals were completed in 2012.

  •
  Work under plant crop research grants is on target, and approximately $1 million in additional grant funding was awarded in 2012.

  •
  Administrative functions to support the biopolymers business were put in place and the organizational restructuring successfully lowered costs.

  •
  The Company's website was completely revised, with integration of social media, and positive feedback from the market.

        The Compensation Committee also scored performance on each executive's individual objectives based upon information provided by the chief executive officer and the committee's subjective judgment. Individual performance ratings ranged from 75% to 120% of the individual target performance. The named executive officer bonuses for 2012 performance were then determined by the Compensation Committee based 80% on corporate performance and 20% on individual performance in the case of the CEO, and 50% on corporate performance and 50% on individual performance for the other named executive officers, applied to the target bonus.

        Then, the bonus pool for the executives was reduced by 30% because of the uncertainties relating to biopolymer production. Actual bonuses awarded to the named executive officers ranged from 65% to 80% of target. After applying the 30% reduction, cash performance bonuses for named executive officers based on 2012 performance were as follows:

Named Executive Officer	Target Bonus	2011 Bonus Awarded	2012 Bonus Awarded
Richard P. Eno	$210,000	$97,100	$147,000
Joseph D. Hill	$132,000	$55,700	$92,400
Oliver P. Peoples	$168,000	$84,500	$108,780
Johan van Walsem*	$175,292	$113,900	$134,975
Robert E. Engle	$144,000	$46,700	$110,880

*
Mr. van Walsem's 2012 bonus was pro-rated based on his August 1, 2012 salary increase.

2013 Compensation

        The Compensation Committee in 2013 has decided again not to increase named executive officer salaries, subject to further review later in the year. The committee also believed it was appropriate to defer any further executive compensation adjustments until after the Company demonstrates progress against its 2013 goals, including manufacturing launch of the Metabolix biopolymers business. 2013 annual cash bonus targets for the named executive officers also remain the same, subject to further review later in the year. The committee has not yet determined equity compensation grants for named executive officers for 2013. Alternative long-term incentive compensation structures are under review.

Severance Compensation and Termination Protection

        We have employment agreements with each of our named executive officers. These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, including a change in control of the Company, as defined in the agreements. These agreements are described in more detail elsewhere in this proxy statement, in the section titled "Executive Employment Agreements." In negotiating these agreements, it was the belief of the Compensation Committee that these provisions were consistent with executive severance arrangements that are customary for public companies at our stage of development and were necessary in order to hire and/or retain the executives.

        Our executive employment agreements and the related severance compensation provisions are designed to meet the following objectives:

  •
  Termination Without Cause or For Good Reason:  If we terminate the employment of a named executive officer "without cause" or the executive resigns for "good reason," each as defined in the applicable agreement, we are obligated to make certain payments based on the executive's then-effective base salary. Dr. Peoples is entitled to an additional amount based on his then-effective target bonus, and Mr. Eno is entitled to an additional amount equal to the average bonus for the previous two years. We believe these severance provisions are appropriate because the terminated executive is bound by confidentiality and non-competition provisions continuing after termination. We also believe it is beneficial to have a mutually-agreed severance package in place prior to any termination event, to avoid disruptive conflicts and provide us with more flexibility to make a change in senior management if such a change is in our and our stockholders' best interests.

  •
  Change in Control:  As part of our normal course of business, we engage in discussions with other companies about possible collaborations, licensing and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, more established companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for merger or being acquired may be in the best interests of our stockholders. We provide for severance compensation, including the acceleration of vesting for any options not yet vested, if an executive is terminated as a result of a change of control transaction, to promote the ability of our senior executives to act in the best interests of our stockholders even though they could be terminated as a result of the transaction.

Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that the Company may deduct in any one year with respect to the Company's chief executive officer and each of the Company's next three most highly compensated executive officers other than the chief financial officer. Certain performance-based compensation within the meaning of Section 162(m) is not subject to the deduction limit. Awards granted under our 2006 Stock Option and Incentive Plan prior to May 27, 2010 were exempt from the deduction limits of Section 162(m). Awards made under the 2006 Plan since that date may be subject to limitations on deductibility under Section 162(m). To maintain flexibility in compensating the chief executive officer and the executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner consistent with the best interests of the Company and the best interests of our stockholders.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Compensation Committee
Anthony J. Sinskey, Chairman Stephen Large (since May 31, 2012) Celeste Beeks Mastin (since May 31, 2012) Barbara H. Wells

 SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation earned during the years ended December 31, 2012, 2011 and 2010 by each person who served as our "principal executive officer" or "principal financial officer" at any time during 2012 and the three other most highly paid executive officers who were serving as executive officers on December 31, 2012 and whose total compensation in fiscal year 2012 exceeded $100,000 (our named executive officers):

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Richard P. Eno,	2012	$300,000	—	$461,891	$147,000	$11,250	$920,141
President and Chief	2011	$300,000	—	$307,964	$97,100	$11,025	$716,089
Executive Officer	2010	$300,000	—	$631,826	$165,900	$11,025	$1,108,751
Joseph D. Hill,	2012	$220,000	—	$154,746	$92,400	$11,250	$478,396
Chief Financial Officer	2011	$220,000	—	$165,827	$55,700	$11,025	$452,552
	2010	$220,000	—	$340,214	$105,600	$11,025	$676,839
Oliver P. Peoples, Ph.D.,	2012	$240,000	—	$296,327	$108,780	$11,250	$656,357
Vice President, Research and	2011	$240,000	—	$213,206	$84,500	$11,025	$548,731
Development and Chief	2010	$240,000	—	$437,418	$134,400	$11,025	$822,843
Scientific Officer
Johan van Walsem,	2012	$250,417	—	$296,327	$134,975	$11,250	$692,969
Vice President, Manufacturing	2011	$240,000	—	$213,206	$113,900	$11,025	$578,131
and Product Development	2010	$240,000	—	$437,418	$159,600	$11,025	$848,043
Robert E. Engle,	2012	$240,000	—	$222,743	$110,880	$11,250	$584,873
Vice President, Business and	2011	$240,000	—	$165,827	$46,700	$10,881	$463,408
Commercial Development,	2010	$240,000	—	$340,214	$97,200	$10,912	$688,326
Biopolymers

(1)
Option Awards for 2012 represent the aggregate grant date fair value of stock option awards for each individual computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 12 to our 2012, 2011 and 2010 Consolidated Financial Statements included in our Annual Reports on Form 10-K for the years ended December 31, 2012, 2011 and 2010, respectively. See the "Grants of Plan-Based Awards" table below for more information regarding stock awards granted in 2012.

(2)
Non-Equity Incentive Plan Compensation represent bonus amounts paid in February 2013, based on the Compensation Committee's review of corporate performance and individual achievements for fiscal 2012 pursuant to the Company's executive cash incentive performance bonus program.

(3)
Other Compensation for 2012 represents the value of the Company's Common Stock contributed to the Company's 401(k) plan as a matching contribution.

 GRANTS OF PLAN-BASED AWARDS

        The following table presents information on all grants of plan-based awards to our named executive officers for the year ended December 31, 2012.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options(#)		Exercise or Base Price of Option Awards ($/Sh)
								Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)
Richard P. Eno		—	$210,000	$450,000
	2/1/12				180,000	(2)	$2.66	$331,128
	9/18/12				125,000	(3)	$1.55	$130,763
Joseph D. Hill		—	$132,000	$264,000
	2/1/12				50,000	(2)	$2.66	$91,980
	9/18/12				60,000	(3)	$1.55	$62,766
Oliver P. Peoples		—	$168,000	$360,000
	2/1/12				90,000	(2)	$2.66	$165,564
	9/18/12				125,000	(3)	$1.55	$130,763
Johan van Walsem		—	$185,500	$397,500
	2/1/12				90,000	(2)	$2.66	$165,564
	9/18/12				125,000	(3)	$1.55	$130,763
Robert E. Engle		—	$144,000	$288,000
	2/1/12				50,000	(2)	$2.66	$91,980
	9/18/12				125,000	(3)	$1.55	$130,762

(1)
Represents the bonus range in effect at December 31, 2012 under the executive bonus plan for bonus awards that could be earned by named executive officers for performance during 2012. For Mr. Eno, Dr. Peoples and Mr. van Walsem the bonus range was 0% to 150% of base salary, with a target bonus of 70% of base salary, and for Mr. Hill and Mr. Engle the bonus range was 0% to 120% of base salary, with a target bonus of 60% of base salary, in each case depending on the achievement of Company and individual objectives.

(2)
Subject to the terms of the 2006 Stock Option and Incentive Plan and the option agreements issued in connection with these grants, these stock options have a term of ten years and vest in sixteen equal quarterly installments over a period of four years from the date of grant.

(3)
Subject to the terms of the 2006 Stock Option and Incentive Plan and the option agreements issued in connection with these grants, these stock options have a term of ten years and vest in eight equal quarterly installments over a period of two years from the date of grant.

(4)
Represents the aggregate grant date fair value of stock option awards for each individual computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 12 to our 2012 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. All stock options were issued under the Company's 2006 Stock Option and Incentive Plan and were granted with an exercise price per share equal to the fair market value of our Common Stock on the date of grant.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table summarizes stock option awards held by our named executive officers at December 31, 2012:

Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date
Richard P. Eno	3/17/08	100,000	—		—	$10.08	3/17/18
	9/17/08	50,000	—		—	$9.20	9/17/18
	3/17/09	46,875	3,125		—	$6.86	3/17/19
	5/28/09	52,500	7,500		—	$6.93	5/28/19
	5/27/10	40,625	24,375		—	$14.49	5/27/20
	5/19/11	24,375	40,625		—	$7.25	5/19/21
	2/1/12	33,750	146,250		—	$2.66	2/1/22
	9/18/12	15,625	109,375	(4)	—	$1.55	9/18/22
Joseph D. Hill	4/8/08	50,000	—		—	$11.75	4/8/18
	10/8/08	25,000	—		—	$8.05	10/8/18
	5/28/09	26,250	3,750		—	$6.93	5/28/19
	5/27/10	21,875	13,125		—	$14.49	5/27/20
	5/19/11	13,125	21,875		—	$7.25	5/19/21
	2/1/12	9,375	40,625		—	$2.66	2/1/22
	9/18/12	7,500	52,500	(4)	—	$1.55	9/18/22
Oliver P. Peoples	3/3/03	32,692	—		—	$3.30	3/3/13
	7/9/03	8,173	—		—	$3.30	7/9/13
	3/2/04	24,519	—		—	$1.65	3/2/14
	9/20/05	117,691	—		—	$1.65	9/20/15
	5/17/07	40,000	—		—	$23.99	5/17/17
	3/5/08	40,000	—		—	$15.00	3/5/18
	5/28/09	35,000	5,000		—	$6.93	5/28/19
	5/27/10	28,125	16,875		—	$14.49	5/27/20
	5/19/11	16,875	28,125		—	$7.25	5/19/21
	2/1/12	16,875	73,125		—	$2.66	2/1/22
	9/18/12	15,625	109,375	(4)	—	$1.55	9/18/22
Johan van Walsem	8/21/09	40,625	9,375	(2)	—	$10.54	8/21/19
	5/27/10	28,125	16,875		—	$14.49	5/27/20
	5/19/11	16,875	28,125		—	$7.25	5/19/21
	2/1/12	16,875	73,125		—	$2.66	2/1/22
	9/18/12	15,625	109,375	(4)	—	$1.55	9/18/22
Robert E. Engle	1/26/09	46,875	3,125	(3)	—	$8.69	1/26/19
	5/27/10	21,875	13,125		—	$14.49	5/27/20
	5/19/11	13,125	21,875		—	$7.25	5/19/21
	2/1/12	9,375	40,625		—	$2.66	2/1/22
	9/18/12	15,625	109,375	(4)	—	$1.55	9/18/22

(1)
All stock options vest in equal quarterly installments over a period of four years from the grant date, except as indicated in notes (2), (3) and (4) below.

(2)
Vests in equal quarterly installments, with the final installment vesting on August 17, 2013.

(3)
Vests in equal quarterly installments, with the final installment vesting on January 15, 2013.

(4)
Vests in equal quarterly installments over a period of two years from the grant date.

 OPTION EXERCISES AND STOCK VESTED, PENSION BENEFITS,
AND NONQUALIFIED DEFERRED COMPENSATION

        During 2012 no named executive officers exercised stock options, and there were no stock awards held by named executive officers that became vested during 2012. The Company does not maintain any tax-qualified or nonqualified defined benefit pension plans or any nonqualified deferred compensation plans in which any of the named executive officers participate. Accordingly, the Option Exercise and Stock Vested table otherwise required by Item 402(g) of Regulation S-K, the Pension Benefits table otherwise required by Item 402(h) of Regulation S-K and the Nonqualified Deferred Compensation table otherwise required by Item 402(i) of Regulation S-K have each been omitted.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The following table sets forth estimated potential payments we would be required to make to each of our named executive officers who had an employment agreement in effect on December 31, 2012, upon termination of employment or change in control of the Company. The table assumes that the triggering event occurred on December 31, 2012, and uses a share price of $1.48, the closing price of our Common Stock on December 31, 2012.

Name	Benefit	Involuntary Termination Without Cause or Voluntary Termination for Good Reason(1)	Termination After Change of Control(1)
Richard P. Eno	Salary(2)	$300,000	$300,000
	Bonus	$122,050	$122,050
	COBRA Premiums(3)	$18,351	$18,351
	Equity Acceleration	—	—
	Tax Gross-up	—	—

	Total Termination Benefits	$440,401	$440,401

Joseph D. Hill	Salary(2)	$220,000	$220,000
	COBRA Premiums(3)	$18,351	$18,351
	Equity Acceleration	—	—
	Tax Gross-up	—	—

	Total Termination Benefits	$238,351	$238,351

Oliver P. Peoples	Salary(2)	$480,000	$480,000
	Bonus	$168,000	$168,000
	COBRA Premiums(3)	$36,703	$36,703
	Equity Acceleration	—	—

	Total Termination Benefits(4)	$684,703	$684,703

Johan van Walsem	Salary(2)	$265,000	$265,000
	COBRA Premiums(3)	$18,351	$18,351
	Equity Acceleration	—	—

	Total Termination Benefits(4)	$283,351	$283,351

Robert E. Engle	Salary(2)	$240,000	$240,000
	COBRA Premiums(3)	$11,853	$11,853
	Equity Acceleration	—	—

	Total Termination Benefits(4)	$251,853	$251,853

(1)
As defined in the applicable executive employment agreement.

(2)
Salary continuation would be paid to Mr. Eno, Mr. Hill, Mr. van Walsem and Mr. Engle over a 12-month period in accordance with the Company's normal payroll procedures. Dr. Peoples would receive a lump-sum payment equal to 24 months' base salary.

(3)
Estimated cost based on the Company's cost of COBRA premiums at December 31, 2012.

(4)
The total termination benefits payable to Dr. Peoples, Mr. van Walsem and Mr. Engle are subject to reduction under certain circumstances in the event such payments would trigger an excise tax under Section 4999 of the Code.

Executive Employment Agreements

        The Company has an employment agreement with Richard P. Eno, chief executive officer, expiring on March 17, 2014. The agreement will automatically renew from year to year thereafter unless either party gives written notice of non-renewal. Under the agreement Mr. Eno receives an initial base salary of $300,000 per year. The agreement provides that Mr. Eno is eligible to receive a performance bonus of up to 150% of his base salary, depending on the Compensation Committee's assessment of achievement of individual and Company goals, with a target of 70% of base salary if performance goals are met. If during the term of the employment agreement Mr. Eno's employment is terminated without cause or he terminates his employment for good reason (as defined in the agreement), Mr. Eno will be entitled to severance of 12 months base salary and payment of COBRA premiums and an amount equal to the average of the bonuses for the previous two calendar years, provided that he signs and does not revoke a general release. The agreement also provides that if Mr. Eno's employment is terminated after a change of control of the Company, then in addition to the severance benefit, the vesting of all unvested equity will be accelerated. If any portion of the severance payments, benefits and vesting constitutes an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, the Company will make an additional gross-up payment of up to $500,000 that, after reduction for all taxes with respect to such gross-up payment, equals the excise tax with respect to the excess parachute payments.

        The Company has an employment agreement with Joseph D. Hill, chief financial officer, expiring on April 8, 2014. The agreement will automatically renew from year to year unless either party gives written notice of non-renewal. Under the agreement Mr. Hill receives a base salary of $220,000 per year and he received a signing bonus of $20,000. The agreement provides that Mr. Hill is eligible to receive a performance bonus of up to 120% of his base salary, depending on the Compensation Committee's assessment of achievement of individual and Company goals, with a target of 60% of base salary if performance goals are met. If during the term of the agreement Mr. Hill's employment is terminated without cause or he terminates his employment for good reason (as defined in the agreement), Mr. Hill will be entitled to severance of 12 months base salary and payment of COBRA premiums, provided that he signs and does not revoke a general release. Mr. Hill will also be entitled to severance of 12 months base salary and payment of COBRA premiums if the agreement is not renewed by the Company, unless Mr. Hill's employment continues after such expiration. The agreement also provides that if Mr. Hill's employment is terminated after a change of control of the Company, then in addition to the severance benefit, the vesting of all unvested equity will be accelerated. If any portion of the severance payments, benefits and vesting constitutes an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, the Company will make an additional gross-up payment of up to $250,000 that, after reduction for all taxes with respect to such gross-up payment, equals the excise tax with respect to the excess parachute payments.

        The Company has an employment agreement with Oliver P. Peoples, chief scientific officer and vice president, research and development. Under his employment agreement Dr. Peoples is entitled to a base salary of not less than $200,000. The Compensation Committee has set Dr. Peoples' base salary at $240,000. The agreement also provides that Dr. Peoples will be eligible to receive annual bonuses under a bonus scheme to be established by the Company, based on individual and Company performance. During 2007, the Compensation Committee established the executive incentive program. Under that program, Dr. Peoples is eligible to receive a performance bonus of up to 150% of his base salary, depending on the Compensation Committee's assessment of achievement of individual and Company goals, with a target of 70% of base salary if performance goals are met. Pursuant to the terms of Dr. Peoples' agreement, if the Company terminates Dr. Peoples' employment without "cause" or if Dr. Peoples terminates his employment for "good reason" (each, as defined in the agreement), he will be entitled to a lump-sum cash payment equal to 24 months' base salary and a pro rata portion of the target bonus for the year in which termination occurs, plus payment of COBRA premiums for 24 months. If the Company terminates Dr. Peoples' employment without cause or if Dr. Peoples terminates his employment for "good reason" within the twenty-four month period immediately following, or the two month period immediately prior to, a "change of control" (as defined in the agreement), in addition to any accrued obligations, and subject to certain conditions, Dr. Peoples will receive: (i) a lump-sum cash payment equal to two times the sum of his then-current base salary plus 50% of his then-current target bonus, (ii) payment of COBRA premiums for 24 months, and (iii) full vesting of his stock options. To the extent Dr. Peoples would be subject to tax under Section 4999 of the Internal Revenue Code as a result of company payments and benefits, the payments and benefits will be reduced if the reduction would maximize his total after-tax payments.

        The Company has an employment agreement with Johan van Walsem, vice president of manufacturing and product development, expiring on August 17, 2013. The agreement will automatically renew from year to year unless either party gives written notice of non-renewal. Under his employment agreement Mr. van Walsem received an initial base salary of $240,000 per year, which was increased to $265,000 in 2012. The agreement provides that Mr. van Walsem is eligible to receive a performance bonus of up to 150% of his base salary, depending on the Compensation Committee's assessment of achievement of individual and Company goals, with a target of 70% of base salary if performance goals are met. Pursuant to the terms of the agreement with Mr. van Walsem, if the Company terminates Mr. van Walsem's employment without "cause" or if he terminates his employment for "good reason" (each, as defined in the agreement), in addition to any accrued obligations, and contingent on the executive's provision of a timely and complete release of claims against the Company, for the period of twelve months following the termination he will be entitled to continuation of his base salary and payment of COBRA premiums. If the Company terminates Mr. van Walsem's employment without cause or if the executive terminates his employment for "good reason" within the 12-month period immediately following, or the 6-month period immediately prior to, a "change of control" (as defined in the agreement), in addition to any accrued obligations and subject to certain conditions: (i) for a period of twelve months following the termination, the Company will continue Mr. van Walsem's base salary and payment of COBRA premiums, and (ii) all of Mr. van Walsem's stock options will be accelerated, subject to certain conditions. To the extent Mr. van Walsem would be subject to tax under Section 4999 of the Internal Revenue Code as a result of company payments and benefits, the payments and benefits will be reduced if the reduction would maximize his total after-tax payments.

        The Company has an employment agreement with Robert E. Engle, vice president, business and commercial development, biopolymers, expiring on January 15, 2014. The agreement will automatically renew from year to year unless either party gives written notice of non-renewal. Under the agreement Mr. Engle receives an initial base salary of $240,000 per year. The agreement provides that Mr. Engle is eligible to receive a performance bonus of up to 120% of his base salary, depending on the Compensation Committee's assessment of achievement of individual and Company goals, with a target of 60% of base salary if performance goals are met. Pursuant to the terms of the agreement with Mr. Engle, if the Company terminates Mr. Engle's employment without "cause" or if he terminates his employment for "good reason" (each, as defined in the agreement), in addition to any accrued obligations, and contingent on the executive's provision of a timely and complete release of claims against the Company, for the period of twelve months following the termination he will be entitled to continuation of his base salary and payment of COBRA premiums. If the Company terminates Mr. Engle's employment without cause or if the executive terminates his employment for "good reason" within the 12-month period immediately following, or the 6-month period immediately prior to, a "change of control" (as defined in the agreement), in addition to any accrued obligations and subject to certain conditions: (i) for a period of twelve months following the termination, the Company will continue Mr. Engle's base salary and payment of COBRA premiums, and (ii) all of Mr. Engle's stock options will be accelerated, subject to certain conditions. To the extent Mr. Engle would be subject to tax under Section 4999 of the Internal Revenue Code as a result of company payments and benefits, the payments and benefits will be reduced if the reduction would maximize his total after-tax payments.

        Each of our named executive officers has signed an employee noncompetition, nondisclosure and inventions agreement. These agreements include a provision prohibiting the executive, during his employment by us and for a period of two years thereafter, from engaging in certain business activities which are directly or indirectly in competition with the products or services being developed, manufactured, marketed, distributed, planned, sold or otherwise provided by us or which are in any way directly or indirectly detrimental to our business.

DIRECTOR COMPENSATION

Compensation of Directors

        Under the Company's policy for compensation of non-employee directors, each non-employee member of our Board of Directors receives an annual retainer of $30,000. In addition, the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are entitled to an additional annual retainer of $15,000, $10,000 and $10,000, respectively. Each non-employee director serving as a member but not chair of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives an annual retainer of $5,000.

        Under the 2006 Stock Option and Incentive Plan, each non-employee director is granted a fully vested nonqualified stock option to acquire 20,000 shares of stock when first elected to serve as a director. In addition, after each annual meeting of stockholders each non-employee director is automatically granted a non-qualified stock option to acquire 10,000 shares of stock, and the non-employee Chairman of the Board is granted a stock option to acquire an additional 15,000 shares of stock, each of which vests one year after the date of grant. All of these non-employee director stock options have an exercise price equal to the fair market value of the stock on the date the stock option is granted.

        The following table summarizes the compensation earned by our non-employee directors in 2012:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Peter N. Kellogg	$35,000	$14,662	$49,662
Jay Kouba, Ph.D.	$42,088	$36,655	$78,743
Stephen J. Large	$25,824	$55,960	$81,784
Celeste Beeks Mastin	$34,324	$52,336	$86,660
Anthony J. Sinskey, Sc.D.	$45,000	$14,662	$59,662
Matthew Strobeck, Ph.D.	$27,912	$53,636	$81,548
Robert L. Van Nostrand	$45,000	$14,662	$59,662
Barbara H. Wells, Ph.D.	$35,000	$14,662	$49,662

(1)
Represents fees for the year 2012. All such fees were paid during 2012.

(2)
Represents the aggregate grant date fair value of stock option awards for each individual computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 12 to our 2012 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. All stock options were issued under the Company's 2006 Stock Option and Incentive Plan and were granted with an exercise price per share equal to the fair market value of our Common Stock on the date of grant.

        As of December 31, 2012, non-employee directors had outstanding stock options as follows:

Name	Stock Options Outstanding
Peter N. Kellogg	80,000
Jay Kouba, Ph.D.	248,312
Stephen J. Large	30,000
Celeste Beeks Mastin	30,000
Anthony J. Sinskey, Sc.D.	80,000
Matthew Strobeck, Ph.D.	30,000
Robert L. Van Nostrand	80,000
Barbara H. Wells, Ph.D.	30,000

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all the Company's existing equity compensation plans as of December 31, 2012.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	5,579,042	$6.68	2,610,139

(1)
Consists of the 1995 Stock Plan, 2005 Stock Plan and the 2006 Stock Option and Incentive Plan. For a description of the 2006 Stock Option and Incentive Plan see Note 12 to our 2012 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        The charter of the Nominating and Corporate Governance Committee provides that the committee shall conduct an appropriate review of all related party transactions (including those required to be disclosed pursuant to Item 404 of Regulation S-K) for potential conflict of interest situations on an ongoing basis, and the approval of that committee shall be required for all such transactions.

        Also, under the Company's Code of Business Conduct, any transaction or relationship that reasonably could be expected to give rise to a conflict of interest involving an employee must be reported promptly to the Company's General Counsel, who has been designated as the Company's Compliance Officer. The Compliance Officer may notify the Board of Directors or a committee thereof as she deems appropriate. Actual or potential conflicts of interest involving a director, executive officer or the Compliance Officer must be disclosed directly to the Chairman of the Board of Directors.

        All of the transactions set forth below were approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors, or, in the case of executive employment agreements, by a majority of the members of the Compensation Committee, all of whom are independent directors. The Company believes that it has executed all of the transactions set forth below on terms no less favorable to us than could have been obtained from unaffiliated third parties.

        The Company has employment agreements with Mr. Eno, Mr. Hill, Dr. Peoples, Mr. van Walsem, Mr. Engle, Lynne H. Brum, our vice president, marketing and corporate communications, and Max Senechal, our vice president, biobased chemicals, and a change of control severance agreement with Sarah P. Cecil, our general counsel. For more information regarding agreements with the named executive officers, see "Executive Employment Agreements."

        The Company has entered into indemnification agreements with each of its executive officers and directors, providing for indemnification against expenses and liabilities reasonably incurred in connection with their service on the Company's behalf.

        Metabolix has agreements with Tepha, Inc. ("Tepha") to sublicense certain technology to Tepha. Dr. Sinskey and Dr. Strobeck, members of our Board of Directors, serve on the board of directors of Tepha, and Metabolix owns 648,149 shares of Tepha's Series A redeemable convertible preferred stock. The agreements with Tepha contain provisions for sublicense maintenance fees to be paid to Metabolix and for product-related milestone payments. Under the agreements, Metabolix also receives royalties on net sales of licensed products and sublicensing revenues received by Tepha, subject to a minimum payment each year. Metabolix recognized license and royalty revenues of approximately $149,000 from Tepha for the year ended December 31, 2012. The Company believes that the terms of the agreements with Tepha are no less favorable to us than license agreements that might be entered into with an independent third party.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee for the last fiscal year consisted of Mr. Van Nostrand, Chairman, Mr. Kellogg, Mr. Kouba (until May 31, 2012) , and Dr. Strobeck (since May 31, 2012). The Audit Committee has the responsibility and authority described in the Metabolix Audit Committee Charter, which has been approved by the Board of Directors. A copy of the Audit Committee Charter is available on our website at http://www.metabolix.com under "Investor Relations—Corporate Governance—Essential Governance Documents." The Board of Directors has determined that the members of the Audit Committee meet the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the applicable rules of the NASDAQ Stock Market, and that Mr. Van Nostrand and Mr. Kellogg each qualify as an "Audit Committee financial expert" under the rules of the SEC. The Audit Committee oversees the accounting and financial reporting processes of the Company and its subsidiaries and the audits of the financial statements of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with both the management of the Company and PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, including a discussion of the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed the Company's quarterly financial statements for the first three fiscal quarters during the fiscal year ended December 31, 2012 and discussed them with both the management of the Company and PricewaterhouseCoopers LLP prior to including such interim financial statements in the Company's quarterly reports on Form 10-Q and its other filings with the SEC.

        The Audit Committee reviewed with PricewaterhouseCoopers LLP their judgments as to the application of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, has discussed with PricewaterhouseCoopers LLP their independence from management and the Company, and has considered the compatibility with PricewaterhouseCoopers LLP's independence as auditors of any non-audit services performed for the Company by PricewaterhouseCoopers LLP.

        The Audit Committee discussed with PricewaterhouseCoopers LLP the overall scope and plans for their audit. The Audit Committee met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations and their evaluations of the Company's financial reporting.

        The Audit Committee has also evaluated the performance of PricewaterhouseCoopers LLP, including, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services during the fiscal year ended December 31, 2012. Information about PricewaterhouseCoopers LLP's fees for the fiscal year ended December 31, 2012 is discussed below in this Proxy Statement under "Independent Registered Public Accountants."

        The Audit Committee met four times during fiscal year 2012. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012 and filed with the SEC, and the Board of Directors approved such inclusion.

Respectfully submitted by the Audit Committee,
Robert L. Van Nostrand, Chairman Peter N. Kellogg Jay Kouba (until May 31, 2012) Matthew Strobeck, Ph.D. (since May 31, 2012)

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors selected the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to serve as independent auditors for the fiscal year ended December 31, 2012. PricewaterhouseCoopers LLP has served as the Company's independent auditors for at least the past ten years. In accordance with related requirements, PricewaterhouseCoopers LLP periodically changes certain personnel who work on the audit of the Company.

Fees

        The following sets forth the aggregate fees billed by PricewaterhouseCoopers LLP to the Company during the years ended December 31, 2012 and 2011:

  Audit Fees

          Fees related to audit services were approximately $576,900 for the year ended December 31, 2012 and $527,300 for the year ended December 31, 2011. These fees relate to the audits of the Company's financial statements for the years ended December 31, 2012 and 2011 quarterly review procedures on the Company's financial statements during the years ended December 31, 2012 and 2011, consents in connection with benefit plan registration statements, and comfort letters issued in connection with issuances of the Company's common stock.

  Audit Related Fees

          There were no audit related fees for the year ended December 31, 2012. The Company has corrected the classification of $75,000 in 2011 fees associated with the provision of an auditor consent and a comfort letter and has included this amount in the 2011 audit fees described above.

  Tax Fees

          PricewaterhouseCoopers LLP billed no fees for tax services for the fiscal years ended December 31, 2012 and 2011.

  All Other Fees

          PricewaterhouseCoopers LLP billed $1,800 for the year ended December 31, 2012 and $1,585 for the year ended December 31, 2011, for the Company's license of PricewaterhouseCoopers LLP's accounting research tool.

Pre-Approval Policy of the Audit Committee

        All of the services performed by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2012 and 2011 were pre-approved in accordance with the pre-approval policy set forth in the Audit Committee Charter. The Audit Committee pre-approves all audit services and permitted non-audit services performed or proposed to be undertaken by the independent registered public accounting firm (including the fees and terms thereof), except where such services are determined to be de minimis under the Exchange Act, giving particular attention to the relationship between the types of services provided and the independent registered public accounting firm's independence.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Our Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Our Audit Committee expects to appoint PricewaterhouseCoopers LLP to perform the independent audit, review and attestation services with respect to our financial statements for the fiscal year ending December 31, 2013. Although shareholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, our Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection.

        If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider the selection of PricewaterhouseCoopers LLP for the ensuing fiscal year, but may determine that continued

retention of PricewaterhouseCoopers LLP is in our Company's and our stockholders' best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our Company's and our stockholders' best interests.

        We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Recommendation of the Board

        The Board of Directors unanimously recommends that you vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013.

 OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for its 2014 annual meeting must be received by Metabolix on or before December 26, 2013 in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to our principal executive offices: Metabolix, Inc., 21 Erie Street, Cambridge, Massachusetts 02139, Attention: Secretary.

        Stockholder proposals to be presented at the Company's 2014 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for its 2014 annual meeting, must be received in writing at our principal executive office not earlier than January 30, 2014, nor later than March 1, 2014, unless our 2014 annual meeting of stockholders is scheduled to take place before April 30, 2014 or after July 29, 2014. Our By-Laws state that the stockholder must provide timely written notice of such nomination or proposal as well as be present at such meeting, either in person or by a representative. A stockholders' notice shall be timely received by Metabolix at its principal executive office not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder's notice shall be timely if received by Metabolix at its principal executive office not later than the close of business on the later of (a) the ninetieth (90th) day prior to the scheduled date of such annual meeting or (b) the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by Metabolix. Any such proposal should be mailed to: Metabolix, Inc., 21 Erie Street, Cambridge, Massachusetts 02139, Attention: Secretary.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the fiscal year ended December 31, 2012, we believe that all required persons complied with all Section 16(a) filing requirements, except that Matthew Strobeck inadvertently failed to timely file a Form 4 reporting thirteen transactions involving gifts to Dr. Strobeck's spouse as custodian for their children under the Uniform Gifts to Minors Act and one gift to a trust for the benefit of Dr. Strobeck's children. Dr. Strobeck subseequently filed the required report for all such transactions on January 29, 2013.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or e-mail following the original solicitation. If Metabolix does retain a proxy solicitation firm, Metabolix would pay such firm's customary fees and expenses, which fees would be expected not to exceed $10,000 plus expenses.

HOUSEHOLDING OF PROXY MATERIALS

        Our 2012 Annual Report, including audited financial statements for the fiscal year ended December 31, 2012, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, the Company has undertaken an effort to deliver only one Annual Report and one proxy statement to multiple shareholders sharing an address. This delivery method, called "householding," is being used unless the Company has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, the Company will deliver promptly a separate copy of the Annual Report and the proxy statement to any shareholder who sends a written request to Metabolix, Inc., 21 Erie Street, Cambridge, Massachusetts 02139, Attention: Secretary, or makes an oral request to Investor Relations at (617) 583-1700. If your household is receiving multiple copies of the Company's Annual Report or proxy statement and you wish to request delivery of a single copy, you may send a written request to Metabolix, Inc., 21 Erie Street, Cambridge, Massachusetts 02139, Attention: Secretary.

 METABOLIX, INC.
ANNUAL MEETING OF STOCKHOLDERS

May 30, 2013
9:30 a.m. Eastern Time
Le Meridien Hotel
20 Sidney Street
Cambridge, MA 02139

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS
FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 30, 2013.

        The undersigned hereby constitutes and appoints RICHARD P. ENO and JOSEPH D. HILL, and each of them acting in the absence of the other with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of the Stockholders of METABOLIX, INC. (the "Company"), to be held at Le Meridien Hotel located at 20 Sidney Street, Cambridge, MA 02139, on May 30, 2013, at 9:30 a.m. Eastern time, and any adjournments or postponements thereof, and to vote all shares of the Company's common stock outstanding in the name of the undersigned on the matters set forth on the reverse side and upon any other matters that may come properly before the meeting or any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present at the meeting, as follows:

See reverse for voting instructions.

 Annual Meeting of Stockholders of
Metabolix, Inc.
May 30, 2013

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The proxy statement and annual report to shareholders are available at http://ir.metabolix.com/index.cfm.
Please date, sign and mail your proxy card in
the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided

The Board of Directors Recommends a Vote FOR all nominees in Proposal 1 and FOR Proposal 2:

Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here    ☒

1.	Election of three			Nominees:
	Class I Directors:	☐	FOR ALL NOMINEES	( )	Peter N. Kellogg
		☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	( )	Celeste Beeks Mastin
		☐	FOR ALL EXCEPT (See instructions below)	( )	Robert L. Van Nostrand

INSTRUCTIONS:    To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:     •

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2013:	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ALL NOMINATED CLASS I DIRECTORS; FOR PROPOSAL 2; AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

 VOTE BY MAIL

Mark, sign, and date your proxy card. Return it in the postage-paid envelope we have provided or return it to Metabolix, Inc., c/o American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 10219.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS Nominees
The Board of Directors unanimously recommends that you vote "FOR" the nominees listed below.
DIRECTORS AND EXECUTIVE OFFICERS
BIOGRAPHICAL INFORMATION
CORPORATE GOVERNANCE AND BOARD MATTERS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED, PENSION BENEFITS, AND NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES AND SOLICITATION
HOUSEHOLDING OF PROXY MATERIALS
METABOLIX, INC. ANNUAL MEETING OF STOCKHOLDERS May 30, 2013 9:30 a.m. Eastern Time Le Meridien Hotel 20 Sidney Street Cambridge, MA 02139 THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 30, 2013.
Annual Meeting of Stockholders of Metabolix, Inc. May 30, 2013 Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The proxy statement and annual report to shareholders are available at http://ir.metabolix.com/index.cfm. Please date, sign and mail your proxy card in the envelope provided as soon as possible.
VOTE BY MAIL